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                                                                  EXHIBIT 10.3.1

                             Amendment No. 1 to the

                               WebSideStory, Inc.

                           2000 Equity Incentive Plan


     Effective as of April 10, 2000 (the "Effective Date"), Section 4(a) of the WebSideStory, Inc. 2000 Equity Incentive Plan (the "Plan") is amended to read in full as follows:

     SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the number of shares reserved for issuance under the Plan is 23,843,785 and such number shall automatically increase upon the effectiveness of the Company's initial public offering and each calendar quarter thereafter, such that the total number of shares reserved for issuance under the Plan shall equal 17.5% of the total shares of Common Stock outstanding as of the effective date of the initial public offering and as of the last day of each calendar quarter.
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                               WebSideStory, Inc.

                            Secretary's Certificate


I, Michael Christian, do hereby certify as follows:

1. I am the duly elected and qualified secretary of WebSideStory, Inc., a California corporation (the "Corporation").

2. The attached Amendment No. 1 to the WebSideStory, Inc. 2000 Equity Incentive Plan was duly adopted by the required vote of the Board of Directors of the Corporation and the shareholders.



Dated: July 18, 2000
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                                                /s/ MICHAEL S. CHRISTIAN
                                                -------------------------------
                                                Michael S. Christian, Secretary